SECURITY AGREEMENT

SECURITY AGREEMENT (this "Agreement") made this 30th day of August, 2002, by and between GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION., a Vermont corporation having its chief executive offices at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Debtor"), in favor of FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (together with its successors and assigns, the "Secured Party"), acting as agent under the terms of that certain Credit Agreement dated as of even date herewith (as it may be amended from time to time, the "Credit Agreement") by and among the Debtor, Green Mountain Coffee Roasters, Inc., the Secured Party and the banks that are parties thereto (the "Lenders").

WHEREAS, the Debtor has requested that the Lenders enter into the Credit Agreement with the Debtor, and to extend credit to the Debtor on the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the Lenders' agreement to enter into the Credit Agreement and extend credit to the Debtor thereunder that the Debtor execute and deliver this Agreement and grant the security interest herein provided;

NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and extend credit to the Debtor thereunder, and in consideration thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1. Definitions.

1.01 Generally. All capitalized terms used without definition herein or in any certificate, report or other document delivered pursuant hereto, but defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement. Except as otherwise defined herein, terms defined in the NH UCC (as defined below) and used herein shall have the meanings ascribed to such terms in the NH UCC; provided, however, that if a term is defined in Article 9 of the NH UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9.

1.02 Terms Defined in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth below:

"Agreement" shall have the meaning set forth in the Preamble.

"Lenders" shall have the meaning set forth in the Preamble.

"Blue Sky Laws" shall have the meaning set forth in Section 9.02(c).

"Change" shall have the meaning set forth in Section 8.02.

"Collateral" shall have the meaning set forth in Article 2.

"Copyright Office" shall have the meaning set forth in Article 6.

"Debtor" shall have the meaning set forth in the Preamble.

"Indemnified Party" shall have the meaning set forth in Article 12.

"Credit Agreement" shall have the meaning set forth in the Preamble.

"NH UCC" means the Uniform Commercial Code in effect in the State of New Hampshire, as it may be amended from time to time, provided, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or nonperfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Hampshire, "NH UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

"Perfection Certificate" means the certificate, substantially in the form attached hereto as Exhibit A, signed by an authorized officer of the Debtor and delivered to the Secured Party.

"Perfection Documents" shall have the meaning set forth in Section 3.01.

"Secured Party" shall have the meaning set forth in the Preamble.

"Securities Act" shall have the meaning set forth in Section 9.02(c).

"Security Interest" means the security interest and liens granted pursuant to Article 2 hereof as well as all other security interests created or assigned as additional security for the Obligations pursuant to this Agreement.

"Uniform Commercial Code" means, in reference to any jurisdiction, the Uniform Commercial Code as adopted and in effect in such jurisdiction, as it may be amended from time to time.

1.03 Terms Defined in NH UCC. For purposes of this Agreement, the terms for which definitions are supplied by the NH UCC include, without limitation, those set forth below. Term and section references contained herein are provided for convenience only, and the omission of any term from following list is not intended to mean that the applicable NH UCC definition does not apply to such omitted term.

"Accession"	Section9-102(a)(1)
"Account"	Section9-102(a)(2)
"Account Debtor"	Section9-102(a)(3)
"Certificated Security"	Section8-102(a)(4)
"Confirmer"	Section5-102(a)(4)
"Chattel Paper"	Section9-102(a)(11)
"Commercial Tort Claim"	Section9-102(a)(13)
"Commodity Intermediary	Section9-102(a)(17)
"Deposit Account"	Section9-102(a)(29)
"Document"	Section9-102(a)(30)
"Electronic Chattel Paper"	Section9-102(a)(31)
"Entitlement Holder"	Section8-102(a)(7)
"Entitlement Order"	Section8-102(a)(8)
"Equipment"	Section9-102(a)(33)
"Filing Office"	Section9-102(a)(37)
"Financial Asset"	Section8-102(a)(9)
"Financing Statement"	Section9-102(a)(39)
"Fixture Filing"	Section9-102(a)(40)
"General Intangible"	Section9-102(a)(42)
"Goods"	Section9-102(a)(44)
"Instrument(s)"	Section9-102(a)(47)
"Inventory"	Section9-102(a)(48)
"Investment Property"	Section9-102(a)(49)
"Issuer"	Section8-201
"Letter-of-Credit Right"	Section9-102(a)(51)
"Payment Intangible"	Section9-102(a)(61)
"Proceeds"	Section9-102(a)(64)
"Securities Intermediary"	Section8-102(a)(14)
"Security"	Section8-102(a)(15)
"Supporting Obligation"	Section9-102(a)(77)
"Tangible Chattel Paper"	Section9-102(a)(78)
"Uncertificated Security"	Section8-102(a)(18)

1.04  Matters of Interpretation and Construction.

(a)  The language of this Agreement, having been negotiated by the parties hereto, shall not be construed against any party hereto by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

(b)  Use of the singular shall be deemed to include the plural and use of the plural shall be deemed to include the singular. Use of any gender shall be deemed to include all other genders.

(c)  A reference to any law, agreement or other document includes any amendment or modification to such law, agreement or document.

(d)  A reference to any Person includes its successors and permitted assigns.

(e)  Unless the context clearly requires otherwise, reference to a particular "Article" or "Section" refers to the corresponding article or section of this Agreement.

(f)  Unless the context clearly requires otherwise, use of the word "including" shall mean "including, without limitation"; use of the words "and" and "or" shall in each case mean "and/or."

Article 2. Grant of Security Interest. The Debtor hereby grants to the Secured Party for the benefit of the Secured Party and the Lenders, to secure the full, punctual and unconditional payment and performance of the Obligations, a security interest in all of the Debtor's right, title and interest in and to the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

all personal and fixture property of every kind and nature including without limitation all Goods (including Inventory, Equipment and any Accessions thereto), Instruments (including promissory notes), Documents, Accounts, Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Deposit Accounts (other than payroll accounts), Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Securities and all other Investment Property, Supporting Obligations, any other contract rights or rights to the payment of money, all sums payable under any policy of insurance (including without limitation, any return for premiums), tort claims, and all General Intangibles (including all Payment Intangibles).

The Secured Party acknowledges that the attachment of its security interest in any Commercial Tort Claim is subject to the Debtor's compliance with Section 8.22(g). The Debtor agrees that the security interest herein granted has attached and shall continue until (i) the Obligations have been paid, performed and undefeasibly discharged in full and (ii) the Lenders are no longer committed to extend any credit to the Debtor under the Credit Agreement or any other Loan Document. The security interest is granted as security only and shall not subject the Secured Party or the Lenders to, transfer to the Secured Party or the Lenders, or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith. Except during the existence of an Event of Default, the Debtor shall retain the right to vote any of the Investment Property constituting Collateral in a manner not inconsistent with the terms of this Agreement and the Credit Agreement.

Article 3. Delivery and Filing of Financing Statements.

3.01 Delivery of Perfection Documents. Upon the execution of this Agreement, and from time to time thereafter, the Debtor shall deliver to the Secured Party such Financing Statements, documentation, notices, and assignments, including assignments under the Assignment of Claims Act of 1940, as amended (collectively, the "Perfection Documents"), as may be deemed necessary by the Secured Party to perfect the Security Interest in all Collateral.

3.02 Authorization to File Financing Statements and Take Other Action. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to sign (if required) and file in any appropriate Filing Office, wherever located, any Financing Statement that (a) describes the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular assets comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of any equal or lesser scope or with greater detail and (b) contains any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or Filing Office acceptance of any Financing Statement, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a Financing Statement filed as a Fixture Filing, a sufficient description of real property to which the Collateral relates. The Debtor also authorizes the Secured Party to file a copy of this Agreement in lieu of a Financing Statement, and to take any and all actions required by any earlier versions of the Uniform Commercial Code or by any other applicable law. The Debtor shall provide the Secured Party with any information the Secured Party shall reasonably request in connection with any of the foregoing.

Article 4. Securities Pledge Agreement. Concurrently herewith the Debtor is executing and delivering to the Secured Party, for the benefit of the Secured Party and the Lenders, a Securities Collateral Pledge Agreement pursuant to which the Debtor is pledging to the Secured Party, among other things, Securities representing 100% of the Debtor's ownership interest in Keurig, Incorporated. Such pledges shall be governed by the terms of the Securities Collateral Pledge Agreement and not by the terms of this Agreement.

Article 5. Patent and Trademark Security Agreement. Concurrently herewith the Debtor is executing and delivering to the Secured Party, for the benefit of the Secured Party and the Lenders, a Patent and Trademark Security Agreement pursuant to which the Debtor is granting to the Secured Party a security interest in certain Collateral consisting of patents, patent rights, trademarks, service marks, and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Patent and Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Patent and Trademark Security Agreement shall derogate from any of the rights or remedies of the Secured Party hereunder; nor shall anything contained in the Patent and Trademark Security Agreement be deemed to prevent or extend the time of attachment or perfection of any Security Interest in such Collateral created hereby.

Article 6. Copyright Memorandum. Concurrently herewith the Debtor is, in addition, executing and delivering to the Secured Party, for the benefit of the Secured Party and the Lenders, and for recording in the United States Copyright Office (the "Copyright Office"), a Memorandum of Grant of Security Interests in Copyrights. The Debtor represents and warrants to the Secured Party and the Lenders that such Memorandum identifies all now existing material copyrights and other rights in and to all material copyrightable works of the Debtor, identified, where applicable, by title, author and/or Copyright Office registration number and date. The Debtor represents and warrants to the Secured Party and the Lenders that it has registered all material copyrights with the Copyright Office, as identified in such Memorandum. The Debtor covenants, promptly following the acquisition thereof, to provide to the Secured Party like identifications of all material copyrights and other rights in and to all material copyrightable works hereafter acquired by the Debtor and to execute and deliver to the Secured Party a supplemental Memorandum of Grant of Security Interest in Copyrights modified to reflect such subsequent acquisitions.

Article 7. Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party and the Lenders as follows, each such representation and warranty to continue in full force so long as this Agreement remains in effect:

7.01 Accuracy of Perfection Certificate. The Debtor has delivered a Perfection Certificate to the Secured Party on the date hereof, which is hereby incorporated by reference as if fully set forth herein. All of the information set forth in such Perfection Certificate is true and correct in all material respects. The Debtor has not failed to disclose in the Perfection Certificate any information necessary for the information contained in the Perfection Certificate not to be misleading.

7.02 Ownership of Collateral; Absence of Liens and Restrictions. The Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral purported to be owned by it, holding good and marketable title to the same free and clear of all Encumbrances except for the Security Interest and Encumbrances specifically permitted under the terms of the Credit Agreement, and has good right and legal authority to pledge, sell, assign, deliver, and create the Security Interest in such Collateral in the manner herein contemplated. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the Security Interests.

7.03 First Priority Security Interest. This Agreement creates a valid and continuing lien on and security interest in the Collateral. Upon the filing of a Financing Statement in the appropriate Filing Office for the location of the Debtor listed in the Debtor's Perfection Certificate, the Security Interest will be perfected (except to the extent a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other Encumbrances, and will be enforceable as such against creditors of the Debtor, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property.

7.04 No Conflicts. Neither the Debtor nor any of its predecessors has performed any act or is bound by any agreement which might prevent the Secured Party from enforcing the Security Interest or any of the terms of this Agreement, or which would limit the Secured Party in any such enforcement. Except as specifically disclosed in the Perfection Certificate, no Financing Statement or other document evidencing a lien that names the Debtor as debtor is on file in any jurisdiction and the Debtor has not signed any document or agreement authorizing the filing of any such Financing Statement or document.

7.05 Accounts. Each Account constituting Collateral (i) is and will be a true and correct statement of the actual Indebtedness incurred by each Account Debtor with respect thereto, (ii) arises and will arise out of or in connection with the sale or lease of Goods or for the rendering of services by the Debtor to each Account Debtor, and (iii) is and shall be a valid, legal and binding obligation of the party purported to be obligated thereon, enforceable in accordance with its terms and free of material setoffs, defenses or counterclaims.

7.06 Inventory. All Inventory constituting Collateral at any time are and will be genuine and salable in the ordinary course of the Debtor's business. None of the Inventory has been or will be produced in violation of the Fair Labor Standards Act of 1938, as amended, or any other law.

7.07 Notes and Other Instruments. Pursuant to the terms of this Agreement, the Debtor has endorsed, assigned and delivered to the Secured Party all promissory notes and other Instruments pledged hereunder. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

7.08 No Authorization. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for (i) the grant of the Security Interest, (ii) the execution, delivery or performance of this Agreement by the Debtor or (iii) the perfection of the Security Interest or the exercise by the Secured Party of its rights and remedies hereunder, other than (a) the filing of Financing Statements under the Uniform Commercial Code, (b) the filing of appropriate documents in the United States Patent and Trademark Office, (c) the filing of appropriate documents in the U.S. Copyright Office and (d) such other filings as have already been made.

7.09 Validity of Collateral. The Debtor has no knowledge of any fact that would impair the validity or make uncollectible any material amount of the Collateral that is Accounts, Chattel Paper, Payment Intangibles, General Intangibles, contract rights, Documents or Instruments, and to the best of the Debtor's knowledge, each obligor liable on such Collateral has and will have the capacity to contract.

Article 8. Covenants. The Debtor hereby covenants with the Secured Party and the Lenders that, so long as this Agreement remains in effect:

8.01 Perfection Certificate. The Debtor will supplement the Perfection Certificate promptly upon learning of (i) the inaccuracy of any of the information provided therein or (ii) the existence of any information that is necessary for the information contained therein not to be misleading or incomplete.

8.02 Changes Relating to Debtor. The Debtor will not change its name, identity or organizational structure, nature or jurisdiction of organization, or chief executive office, or place where its business records and records relating to the Collateral are kept, or move any tangible Collateral (other than Investment Property and Inventory which has been sold in the ordinary course of business) to a location other than those set forth in the Perfection Certificate, or merge into or consolidate with any other Person, without the prior written consent of the Secured Party and the Lenders. With respect to any such proposed event, the Debtor shall provide the Secured Party and the Lenders at least 30 days' prior written notice thereof and the Debtor shall deliver to the Secured Party and the Lenders such new Financing Statements or other documentation as may be necessary or required by the Secured Party and the Lenders to ensure the continued perfection and priority of the Security Interest. In connection with the movement of any Collateral to a new location, a Landlord Waiver with respect to such new location shall be delivered to the Secured Party, at the Secured Party's request, concurrently with the occupancy thereof. The Debtor hereby grants to the Secured Party, for a term commencing on the date hereof and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the receipt and sufficiency of which are hereby acknowledged, the right upon and after an Event of Default to the use of all premises or places of business which the Debtor now or hereafter may have and where any Collateral may be located for the purpose of exercising its rights against the Collateral, except, in the case of leased premises, to the extent such a grant is prohibited by the terms of the applicable lease. With respect to any such leased premises, the Debtor hereby agrees that the Secured Party shall not owe to the Debtor any rent attributable to the Secured Party's use of such leased premises while exercising its right under this Agreement. Promptly after the consummation of any of the foregoing changes or any merger or consolidation (each, a "Change"), the Debtor shall deliver to the Secured Party copies of its amended organizational documents, if any, certified by the Secretary of State (or equivalent) of its state of organization evidencing the Change.

8.03 Protection and Defense of Security Interest; Sales and Encumbrances. The Debtor shall take all steps that are necessary and prudent to protect the Security Interest in the Collateral, and shall defend the Security Interest of the Secured Party in the Collateral against the competing claims and demands of all other Persons. The Debtor will not sell, grant, lease, assign or transfer any interest in, or permit to exist any lien, security interest or other Encumbrance on, any of the Collateral, except the Security Interest and as specifically permitted by the Credit Agreement.

8.04 Fixture Conflicts; Required Waivers. The Debtor intends, to the extent not inconsistent with applicable law, that the Collateral shall remain personal property of the Debtor and shall not be deemed to be a fixture irrespective of the manner of its attachment to any real estate. The Debtor will deliver to the Secured Party such disclaimers, waivers, or other documents as the Secured Party reasonably may request to confirm the foregoing, executed by each Person having an interest in such real estate.

8.05 Books and Records; Notice of Security Interest. The Debtor shall keep complete and accurate books and records (in form and substance satisfactory to the Secured Party) relating to the Collateral at its chief executive office as listed on the Perfection Certificate, and will not remove the same from such location without the prior written consent of the Secured Party in accordance with Section 8.02. Upon the request of the Secured Party, the Debtor shall stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably request in order to reflect the Security Interest including, without limitation notation of the Security Interest on any certificates of title or other evidence of ownership outstanding with respect to the Collateral and the posting of notices thereof upon the Collateral or in and about designated areas where the Collateral may be used, stored or kept, from time to time. The Debtor will allow the Secured Party or its designees access at any reasonable time and from time to time during the Debtor's regular business hours upon reasonable notice (and at all times during the existence of an Event of Default) to examine, to inspect and make extracts from or copies of the Debtor's books and records, inspect the Collateral and, during the existence of an Event of Default, arrange for verification of Accounts constituting Collateral directly with any Account Debtors or by other methods or for other purposes as the Secured Party may require.

8.06 Collection and Delivery of Proceeds. The Debtor will diligently collect all of its Accounts constituting Collateral until the Secured Party exercises its right to collect the Accounts pursuant to this Agreement during the existence of an Event of Default. During the existence of an Event of Default, all Proceeds of Accounts, Inventory and other Collateral received by the Debtor, regardless of the form of the Collateral or the manner of receipt, shall be held in trust for the Secured Party and the Lenders, and the Debtor shall deliver said Proceeds daily to the Secured Party, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Secured Party to collect same), for application to the Obligations. If any Accounts are at any time evidenced by Tangible Chattel Paper, promissory notes, trade acceptances or other Instruments, the Debtor will promptly deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify and, regardless of the form of such instrument, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

8.07 Lockboxes. Upon request of the Secured Party during the existence of an Event of Default, the Debtor will (i) enter into a lockbox arrangement satisfactory to the Secured Party with one or more financial institutions (which may include the Lenders) deemed acceptable by the Secured Party for the collection of Proceeds and direct all of its Account Debtors to make all payments on Accounts to the lockboxes established thereunder, and/or (ii) maintain all its Deposit Accounts (other than payroll) with the Secured Party or at another financial institution which has agreed to accept drafts drawn on it by the Secured Party under a written depository transfer agreement or other arrangement with the Secured Party and to block such Deposit Accounts and waive such institution's own rights as against such Deposit Accounts, and deposit all Proceeds of Collateral (including the Proceeds received in such lockboxes) into such Deposit Accounts. The Debtor shall pay all fees, costs and expenses associated with the establishment and maintenance of such lockboxes and Deposit Accounts.

8.08 Notification of Account Debtors. The Debtor shall at the request of the Secured Party, and at its option the Secured Party may itself during the existence of an Event of Default, notify Account Debtors of the Security Interest in any Account and that payment thereof is to be made directly to the Secured Party for application to the Obligations.

8.09 Information re Inventory. Whenever reasonably requested by the Secured Party, the Debtor shall prepare a physical listing of all Inventory, shall furnish to the Secured Party a report (certified by an authorized officer of the Debtor to be true, correct and complete) of such physical listing, such report to be in such form and with such specificity as may be requested by the Secured Party, and shall take all further steps requested by the Secured Party to perfect the Security Interest in the Inventory.

8.10 Insurance. The Debtor will maintain insurance on the Collateral as required by the Credit Agreement or other Loan Documents.

8.11 Maintenance and Use; Payment of Taxes. The Debtor will maintain, preserve, protect and keep the Collateral in good condition and repair (ordinary wear and tear excepted) and prevent any waste or unusual or unreasonable depreciation thereof; will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on such Collateral or on its use or operation, except as otherwise permitted by the Credit Agreement.

8.12 General Intangibles. The Debtor will apply for, and diligently pursue applications for, registration of its ownership of the General Intangibles constituting Collateral for which registration is appropriate, and will use such other measures as are appropriate to preserve its rights in its other General Intangibles constituting Collateral. The Debtor will, at the request of the Secured Party, retain off-site current copies of all materials created by or furnished to the Debtor on which is recorded then-current information about any computer programs or data bases that the Debtor has developed or otherwise has the right to use from time to time. Such materials shall include, without limitation, magnetic or other computer media on which object, source or other code is recorded and documentation of those computer programs or data bases, in the nature of listing printouts, narrative descriptions, flow diagrams and similar items. The Debtor will, at the request of the Secured Party, deliver a set of such copies to the Secured Party for safekeeping and retention or transfer in the event of foreclosure.

8.13 Investment Property. If the Debtor shall at any time hold or acquire any Certificated Securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any Securities now held or hereafter acquired by the Debtor are Uncertificated Securities and are issued to the Debtor or its nominee directly by the Issuer thereof, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause the Issuer to agree to comply with instructions from the Secured Party as to such Securities, without further consent of the Debtor or such nominee, or (ii) arrange for the Secured Party to become the registered owner of the Securities. If the Debtor, as registered holder of Investment Property, receives (i) any dividend or other distribution in cash or other property in connection with the liquidation or dissolution of the Issuer of such Investment Property, or in connection with the redemption or payment of such Investment Property, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, the Debtor agrees to accept the same in trust for the Secured Party and the Lenders and to forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify, to be held by the Secured Party as Collateral. If any Securities, whether Certificated Securities or Uncertificated Securities, or other Investment Property now held or hereafter acquired by the Debtor are held by the Debtor or its nominee through a Securities Intermediary or Commodity Intermediary, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Secured Party to such Securities Intermediary as to such Securities or other Investment Property or, as the case may be, to apply any value distributed on account of any commodity contract as directed by the Secured Party to such Commodity Intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Secured Party to become the Entitlement Holder with respect to such Investment Property, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such Investment Property.

8.14 Deposit Accounts. The Debtor shall take all actions necessary or requested by the Secured Party to maintain, preserve or protect the rights and interest of the Secured Party with respect to all cash deposits of the Debtor (other than payroll accounts) and all other Proceeds of Collateral. The Debtor shall not open or maintain any Deposit Account or other bank account (other than payroll accounts) unless the Debtor shall either (a) cause the depositary bank to agree to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account or other bank account, without further consent of the Debtor, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the Depositary Account or other bank account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such Deposit Account or other bank account. The provisions of this section shall not apply to (i) any Deposit Account for which the Debtor, the depositary bank and the Secured Party have specifically negotiated and entered into a cash collateral agreement, (ii) Deposit Accounts for which the Secured Party or any of the Lenders is the depositary bank or (iii)  payroll accounts.

8.15 Letters of Credit Rights. For each letter of credit at any time issued to the Debtor as beneficiary thereunder, the Debtor shall notify the Secured Party thereof and, at the option and request of the Secured Party, the Debtor shall deliver the original letter of credit and any ancillary documents to the Secured Party and shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any Confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the Secured Party to be held by the Secured Party as Collateral.

8.16 Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to the Debtor, the Debtor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under Section 9-105 of the Uniform Commercial Code of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, of such transferable record.

8.17 Bailments, Etc. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtor's agents, the Debtor shall promptly notify the Secured Party thereof and, upon request of the Secured Party, (i) notify such warehouseman, bailee or agent of the Security Interest and instruct such warehouseman, bailee or agent to hold all such Collateral for the Secured Party 's account subject to the Secured Party 's instructions, (ii) obtain from such warehouseman, bailee or agent a written acknowledgment that such Person holds possession of the Collateral for the Secured Party's benefit and shall act upon the Secured Party's instructions with respect to such Collateral without the further consent of the Debtor, (iii) deliver any negotiable warehouse receipt, bill of lading or other document of title issued with regard to the Collateral to the Secured Party appropriately endorsed to the Secured Party's order, and/or (iv) arrange for the issuance in the name of the Secured Party, in form reasonably satisfactory to the Secured Party, any nonnegotiable document of title covering such Collateral. Until the occurrence of an Event of Default, Debtor shall be entitled to issue instructions to each such warehouseman, bailee, an agent regarding the Collateral.

8.18 Assignment of Claims Act. If at any time any Accounts of the Debtor arise from contracts with the United States of America or any department, agency or instrumentality thereof, the Debtor will promptly notify the Secured Party thereof and shall execute all assignments and take all steps reasonably requested by the Secured Party in order that all monies due and to become due thereunder will be assigned and paid to the Secured Party and notice thereof given to the federal authorities under the Assignment of Claims Act of 1940.

8.19 Tangible Chattel Paper, Notes and Other Instruments. If at any time any amount payable under or in connection with any of the Collateral is evidenced by any Tangible Chattel Paper, promissory note, trade acceptances or other Instrument, the Debtor shall promptly deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request. Regardless of the form of such instrument, the Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

8.20 Assembly of Collateral. Following the occurrence and during the continuance of an Event of Default, the Debtor will, upon demand, assemble the Collateral and make it available to the Secured Party at a place and time designated by the Secured Party that is reasonably convenient to both parties.

8.21 Further Assurances. Upon the reasonable request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any Financing Statement, or notice under the Uniform Commercial Code or other applicable law, execution of assignments or mortgages of General Intangibles, delivery of appropriate stock or bond powers, and transfer of Collateral (other than Inventory, Accounts, General Intangibles and Equipment) to the Secured Party's possession. The Debtor shall also take all actions requested by the Secured Party in order to insure the continued perfection and priority of the Security Interest in any of the Collateral and the preservation of the rights of the Secured Party therein.

8.22 Notices and Reports Pertaining to Collateral. In addition to any other notice or reporting requirement imposed on the Debtor under this Agreement, the Debtor will, with respect to the Collateral:

(a) promptly furnish to the Secured Party, from time to time upon request, reports in form and detail reasonably satisfactory to the Secured Party;

(b) promptly notify the Secured Party of any Encumbrance (except Encumbrances specifically permitted under the Credit Agreement) asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by the Debtor relating to the Collateral, including the Accounts, the Account Debtors, or other Persons obligated in connection therewith, that may in any way materially adversely affect the value of the Collateral or the rights and remedies of the Secured Party with respect thereto, and reimburse the Secured Party and the Lenders for any expenses they may incur in satisfying any of the foregoing;

(c) promptly notify the Secured Party when it obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any material Account Debtor or Issuer of Investment Property;

(d) promptly deliver to the Secured Party, as the Secured Party may from time to time request, originals of all schedules, lists, invoices, delivery receipts, customers' purchase orders, documents of the shipping instructions, bills of lading and any other evidence of shipping arrangements, receipts, writings and other items relating to the Collateral;

(e) promptly notify the Secured Party of any material return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts or constituting Inventory and of any material credit, adjustment or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory;

(f) promptly after the application by the Debtor for registration of any General Intangibles, as contemplated in Section 8.12, notify the Secured Party thereof;

(g) promptly upon acquiring any Commercial Tort Claim, notify the Secured Party in a writing signed by the Debtor, of the details thereof and grant to the Secured Party, for the benefit of the Secured Party and the Lenders, in such writing a security interest therein and in all the Proceeds thereof, such writing to be in form and substance satisfactory to the Secured Party; and

(h) promptly notify the Secured Party in the event of a material loss or damage to the Collateral, if such loss or damage is not covered by insurance, of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of the Debtor, of any material adverse change in the Collateral; and of any other occurrence that may materially adversely affect the Security Interest of the Secured Party in the Collateral.

Article 9. Rights and Remedies of the Secured Party.

9.01 Rights and Remedies Generally. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies of a secured party under the NH UCC and the Uniform Commercial Code in effect in any other jurisdiction in which enforcement of the rights of the Secured Party is sought, the Secured Party may take any or all of the following actions:

(a) The Secured Party may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Secured Party.

(b) The Secured Party may collect and receive all income and Proceeds in respect of any Collateral and exercise all rights of the Debtor with respect thereto, including without limitation the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Secured Party was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received (but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing).

(c) The Secured Party may sell, lease or otherwise dispose of any Collateral at a public or private sale, with or without having such Collateral at the place of sale, and upon such terms and in such manner as the Secured Party may determine, and the Secured Party may purchase any Collateral at any such sale. The Debtor agrees that upon any such sale the Collateral sold shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Debtor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Debtor agrees to execute all applications or other instruments as may be required.

(d) With respect to any Collateral consisting of Accounts, the Secured Party may (i) demand, collect, and receive any amounts relating thereto, as the Secured Party may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof, (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (iv) receive, open and dispose of mail addressed to any of the Debtor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of any of the Debtor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes.

(e) With respect to any Collateral consisting of Equipment or Inventory, the Secured Party may (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve any Debtor of its obligation to make such expenditures.

(f) With respect to any Collateral consisting of Investment Property, the Secured Party may (i) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.

(g) The Secured Party may perform any covenant or agreement of any of the Debtor contained herein that the Debtor has failed to perform and in so doing the Secured Party may expend such sums as it may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes or insurance premiums, payment to obtain a release of an Encumbrance or potential Encumbrance, expenditures made in defending against any adverse claim and all other expenditures which the Secured Party may make for the protection of any Collateral or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repaid by the Debtor upon demand, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate per annum provided in the Credit Agreement to be paid on Prime Rate Loans after the occurrence of an Event of Default. No such performance of any covenant or agreement by the Secured Party on behalf of any Debtor, and no such advance or expenditure therefor, shall relieve the Debtor of any Event of Default.

(h) The Secured Party may retain and apply the Proceeds of any disposition of Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as the Lenders shall determine. Any surplus remaining after such application shall be paid to the Debtor or to whomever may be legally entitled thereto, provided that in no event shall the Debtor be credited with any part of the Proceeds of the disposition of the Collateral until such Proceeds shall have been received in cash by the Lenders. The Debtor shall remain liable for any deficiency.

9.02 Disposition of Collateral.

(a) Prior to any disposition of Collateral pursuant to this Agreement, the Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to make it saleable. Unless such Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Secured Party shall send to the Debtor prior written notice (which, if given within ten (10) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of such Collateral or of the time after which any private sale or other disposition thereof is to be made.

(b) The Debtor hereby grants to the Secured Party a license or other right to use, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party 's benefit.

(c) The Debtor recognizes (i) that the Secured Party may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the "Securities Act") or the Securities laws of various states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (ii) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (iii) that neither the Secured Party nor the Lenders has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (iv) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

9.03 Appointment as Attorney-in-Fact. The Debtor hereby appoints the Secured Party and the Secured Party 's designees or agents as attorney-in-fact of the Debtor, irrevocably and with power of substitution, with full authority in the name of the Debtor, for sole use and benefit of the Lenders, but at the Debtor's expense, so long as an Event of Default is continuing, to take any and all of the actions specified above in this section and elsewhere in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain outstanding.

9.04 Duties re Collateral. Except as otherwise provided herein, and as may be mandated by applicable law despite an agreement by the Debtor and the Secured Party to the contrary, the Secured Party shall have no duty as to the collection or protection of any Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

9.05 Destruction of Documents and Records. The Debtor authorizes the Secured Party and the Lenders to destroy all invoices, delivery receipts, reports and other types of documents and records delivered to the Secured Party and/or the Lenders in connection with the transactions contemplated herein at any time subsequent to 12 months following such delivery.

Article 10. Set-Off. Any deposits or other sums at any time credited by or due from any of the Lenders or any entity under the control of Fleet Financial Group, Inc. to any of the Debtor may, without demand or notice (any such demand or notice being expressly waived hereby) and to the fullest extent permitted by law and without regard to any source of payment whatsoever, following the occurrence and during the continuance of an Event of Default, be applied to or set off against Obligations on which the Debtor is primarily liable and may at or after the maturity thereof be applied to or set off against Obligations on which the Debtor is secondarily liable, and advice thereof shall thereafter be given to the Debtor 's chief financial officer.

Article 11. Waivers. To the extent permitted by applicable law, the Debtor waives (i) presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, Collateral received or delivered and any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Debtor under this Agreement or any other document evidencing the Obligations and (ii) to the full extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale or disposition of any of the Collateral. To the extent that it lawfully may do so, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the rights of the Secured Party or the Lenders under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so the Debtor hereby irrevocably waives the benefits of all such laws. With respect to both the Obligations and any Collateral, the Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Secured Party and the Lenders shall not be deemed to have waived any of their rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Party and the Lenders. No delay or omission on the part of the Secured Party or the Lenders in exercising any right and no course of dealing shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Secured Party and the Lenders with the respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

Article 12. Indemnification and Expenses. The Debtor agrees to indemnify and hold the Secured Party and the Lenders, and their respective officers, directors, trustees, agents, servants and employees (each, an "Indemnified Party") harmless from and against any taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Indemnified Party under this Agreement and in respect of any transactions effected in connection with this Agreement, except those arising from the gross negligence or willful misconduct of the Indemnified Party. The Debtor promises to reimburse the Secured Party and the Lenders on demand for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and collateral evaluation costs) incurred or expended in protecting, preserving or enforcing the rights of the Secured Party and the Lenders under or in respect of the Obligations or any of the Collateral. The amount of all such costs and expenses shall, until paid, bear interest at the rate applicable to Prime Rate Loans and shall be an Obligation secured by the Collateral.

Article 13. Notices. All notices, approvals, requests, demands and other communications hereunder expressly required by this Agreement to be in writing, to any party hereto shall be deemed to have been given when delivered to the Person(s) and in the manner provided in Section 9.1 of the Credit Agreement. Any notice, unless otherwise specified, may be given orally or in writing.

Article 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor and its respective successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by the Secured Party and its successors and assigns permitted under the Credit Agreement, whether or not an express assignment of rights hereunder is made; provided that the Debtor may not assign or transfer its rights or obligations hereunder. Without limiting the generality of the foregoing sentence, the Lenders may, in the manner and to the extent set forth in the Credit Agreement, assign or otherwise transfer any agreement or any Note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other Person, and such other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lenders under the terms of the Loan Documents.

Article 15. Governing Law. This agreement shall be governed by the laws of the State of New Hampshire without regard to its principles relating to choice and conflicts of law.

Article 16. CONSENT TO JURISDICTION. DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE COURTS OF THE STATE OF NEW HAMPSHIRE LOCATED IN HILLSBOROUGH COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW HAMPSHIRE SITTING IN CONCORD, NEW HAMPSHIRE IN CONNECTION WITH ANY ACTION TO ENFORCE THE RIGHTS OF THE SECURED PARTY UNDER THIS AGREEMENT. THE DEBTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE EXERCISE OF JURISDICTION BY SAID COURTS IN CONNECTION WITH ANY SUCH ACTION AND AGREES NOT TO ASSERT IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Article 17. WAIVER OF JURY TRIAL. EACH OF THE DEBTOR, THE SECURED PARTY AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE DEBTOR, THE SECURED PARTY AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE DEBTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE SECURED PARTY OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY OR THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OF THE LENDERS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BECAUSE OF, AMONG OTHER THINGS, THE DEBTOR'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Article 18.  Continuing Obligations. The Debtor acknowledges that the Secured Party and the Lenders, in determining to enter into the Credit Agreement, have relied upon the fact that the Security Interest granted herein constitutes the continuing and irrevocable agreement of the Debtor, and the Debtor agrees that its obligations hereunder may not be revoked in whole or in part. The obligations of the Debtor hereunder shall terminate when the commitment of the Lenders to extend credit under the Credit Agreement shall have terminated and all of the Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

(a)  if a claim is made upon the Secured Party or the Lenders at any time for repayment or recovery of any amounts or any property received by the Secured Party or the Lenders from any source on account of any of the Obligations and the Secured Party or the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Secured Party or the Lenders) or

(b)  if the Secured Party or the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Debtor shall remain obligated under this Agreement with respect to the amounts so repaid or property so returned and the amounts for which the Secured Party or the Lenders become liable (such amounts being deemed part of the Obligations), and the Security Interest granted herein shall apply with full force and effect with to such Obligations, to the same extent as if such amounts or property had never been received by the Secured Party or the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any such Obligations.

Article 19. General.

19.01 Amendment, Etc. This Agreement may not be amended, modified or supplemented except by a writing signed by the parties hereto.

19.02 Multiple Counterparts. This Agreement and any amendment hereof may be executed in several counterparts by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

19.03 Captions and Headings. Captions and section headings are for convenience of reference only and in no way define, limit or describe the scope or intent of the provisions hereof.

19.04 Joint Possession. In the event that any Collateral or any deposit or other sum due from or credited by the Lenders is held or stands in the name of any of the Debtor and another or others jointly, the Lenders may deal with the same for all purposes as if it belonged to or stood in the name of the Debtor alone.

19.05 Survival. All representations, warranties, covenants and agreements contained in this Agreement, including without limitation the agreement of the Debtor to indemnify the Secured Party and the Lenders set forth in Article 12, shall survive the execution and delivery of the Loan Documents.

19.06 Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

IN WITNESS WHEREOF, the Debtor has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

DEBTOR: GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION By:_/s/ William G. Hogan________ Name: William G. Hogan Title: Vice President - Finance Hereunto Duly Authorized

Accepted in Manchester, New Hampshire as of

the date and year first above written.

SECURED PARTY: FLEET NATIONAL BANK By:_/s/ Kenneth R. Sheldon___ Name: Kenneth R. Sheldon Title: Vice President Hereunto Duly Authorized

Exhibit A

PERFECTION CERTIFICATE

to

SECURITY AGREEMENT

dated August __,  2002

of Green Mountain Coffee Roasters Franchising Corporation

The undersigned, the Vice President, Chief Financial Officer and Treasurer of GREEN MOUNTAIN COFFEE ROASTER FRANCHISING CORPORATION, a Delaware corporation (the "Debtor"), hereby certifies to FLEET NATIONAL BANK (the "Secured Party"), acting as agent under the terms of that certain Credit Agreement dated as of August __, 2002 (as it may be amended from time to time, the "Credit Agreement") by and among the Debtor, the Secured Party and the banks that are parties thereto (the "Lenders"), with reference to a certain Security Agreement dated August __, 2002 by and between the Debtor and the Secured Party (terms defined in such Security Agreement shall have the same meanings herein as specified therein), as follows:

Section 1. Names.

(a) The exact corporate name of the Debtor as it appears on its organizational documents and its taxpayer identification number are as follows:

Name:

Tax Identification No.:

(b) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any previous time:

(c) The following is the type of organization of the Debtor:

(d) The following is the jurisdiction of the Debtor's organization:

(e) The following is the Debtor's state issued organizational number (state "None" if the state does not issue such a number):

Section 2. Locations.

(a) The chief executive office of the Debtor is located at the following address:

Mailing Address	County	State	Zip Code

(b) The following is a list of all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of Accounts, Chattel Paper, General Intangibles or mobile goods:

Currently:

Street Address	County	State	Zip Code

Within the last four months, if different:

Street Address	County	State	Zip Code

(c) The following are all the other places of business of the Debtor in the United States of America:

Currently:

Street Address	County	State	Zip Code

Within the last four months, if different:

Street Address	County	State	Zip Code

(d) The following are all the other locations in the United States of America where any of the Collateral (other than Investment Property and any Deposit Accounts) is located:

Currently:

Street Address	County	State	Zip Code

Within the last four months, if different:

Street Address	County	State	Zip Code

(e) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, that have possession or are intended to have possession of any of the Collateral consisting of chattel paper, Inventory or Equipment:

Currently:

Street Address	County	State	Zip Code

Within the last four months, if different:

Street Address	County	State	Zip Code

Section 3. Fixtures. Set forth below is the information required by UCC Section9-502(b) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded:

Property Description:

Recording Information:

Section 4. Other UCC Filings. Financing statements in favor of secured parties other than the Lenders have been filed in the Uniform Commercial Code filing offices in the jurisdictions and real estate recording offices identified below: None.

Filing No.	Date	Filing Office	Secured Party	Collateral
99-117463	11/8/99	Vermont SOS	BC Capital	Copiers
99-107462	3/22/99	Vermont SOS	Compaq Capital Corporation	Computer
98-102770	11/17/98	Vermont SOS	Compaq Capital Corporation	Computer
99-106777	3/3/99	Vermont SOS	Compaq Capital Corporation	Computer
93-35560	10/7/93	Vermont SOS	Central Vermont Economics Development Corporation	Machinery & Equipment

Section 5. Securities. All Securities and other Investment Property owned by the Debtor are identified below:

Issuer	Securities Owned	Record Owner	Location

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate on August ___, 2002.

                                                                                GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING
                                                                                CORPORATION

  By:
  Name: William G. Hogan
  Title: Vice President - Finance